Exhibit 10.17

[Translation of Chinese original]

Power of Attorney

Principal:	Wei Gao
ID card No.: 110108197910135427
Residential address: No. 307, Unit 3, Building 7, No. 11A, Fucheng Road, Haidian District, Beijing

Attorney-in-Fact:	Ben Yam
ID card No.: Residential address:

Authorizations:

The Principal Wei Gao hereby irrevocably authorizes Ben Yam as [his/her] Attorney-in-Fact to exercise the following rights and powers within the term of this Power of Attorney:

The Attorney-in-Fact, Ben Yam, is authorized to exercise all the shareholder’s voting rights under the laws and regulations and the articles of association fully on behalf of Wei Gao at the shareholders’ meetings of Beijing Novel-Tongfang Digital TV Technology Co., Ltd. (“N-T Digital TV”), including but not limited to with respect to matters relating to sale or transfer of all or a portion of the equity interests of N-T Digital TV held by Wei Gao and appointment of the directors of N-T Digital TV as the authorized Attorney-in-Fact of Wei Gao at the shareholders’ meetings of N-T Digital TV.

The foregoing authorizations are conditioned on Ben Yam being a director of Beijing Super TV Co., Ltd. (the “WFOE”) and the WFOE consenting to the foregoing authorization. Once Ben Yam ceases to be a director of the WFOE, the authorizations granted under this Power of Attorney shall automatically terminate and Wei Gao will appoint/authorize a successor director of the WFOE to exercise all the shareholder’s voting rights on behalf of Wei Gao at the shareholders’ meetings of N-T Digital TV. Wei Gao shall take the legal responsibilities for all actions taken by the Attorney-in-Fact on behalf of Wei Gao within the scope of the authorization.

Unless the Business Operating Agreement entered into by N-T Digital TV, the WFOE, this Company and Wei Gao and any of its supplemental agreements terminate before their terms expire for any reason, the term of this Power of Attorney shall be 10 years, effective from the date of execution. In the case of an extension of the term of the Business Operating Agreement, the term of this Power of Attorney shall automatically extend. All matters relating to this Power of Attorney are governed by the PRC law. This Power of Attorney shall be made out in Chinese.

Principal: Wei Gao
/s/ Wei Gao
August 18, 2007